Exhibit 10(j)

                           CONVERTIBLE PROMISSORY NOTE

$350,000.00                                                    November 22, 2002

      FOR VALUE RECEIVED, PHARMAKINETICS LABORATORIES, INC., a Maryland corporation ("Maker"), hereby promises to pay to the order of Leslie B. Daniels ("Payee") the sum of Three Hundred Fifty Thousand and No/100 Dollars ($350,000.00) or such lesser amount as shall then equal the outstanding principal amount hereof on May 1, 2003 (the "Maturity Date"), together with interest accruing from the date hereof on the unpaid principal hereof at the rate of eight percent (8%) per annum. All sums hereunder are payable to Payee at the address specified in Section 7 hereof or such other address as Payee may specify to Maker from time to time.

      1. Loans. This Convertible Promissory Note (this "Note") evidences certain advances and extensions of credit made prior to the date hereof and shall supersede and replace the promissory notes of Maker in favor of Payee dated April 3, 2002, May 14, 2002, May 30, 2002 and June 5, 2002.

      2. Payments. The unpaid principal balance of this Note, plus all accrued and unpaid interest on the outstanding principal hereof shall be due and payable on the Maturity Date, subject to any prior conversion(s) of this Note, as provided in this Note, and subject to the provisions hereof regarding the acceleration of the maturity date of this Note.

      3. Prepayment. Maker may at any time prepay in whole or in part the unpaid principal or accrued interest of this Note which has not been converted as provided in this Note. Any payments on this Note shall be applied first to unpaid accrued interest hereon, and then to unpaid principal hereof.

      4. Conversion.

            (a) Payee may, at Payee's option, at any time, and from time to time, prior to payment in full of this Note, convert the outstanding unpaid balance of this Note and any accrued but unpaid interest (the "Conversion Amount"), in whole or in part (but only into full shares), into fully paid and non-assessable shares of the common stock, $0.005 par value, of Maker (the "Common Shares"), at a price of $0.1585 per Common Share, subject to adjustment pursuant to Section 4(b) hereof (the "Conversion Rate"). In order to exercise this conversion right, Payee must send written notice of the conversion to Maker at least two (2) days prior to the specified conversion date (a "Conversion Notice"). On the specified conversion date (or as soon thereafter as is reasonably practicable), Maker shall issue to Payee a share certificate for the Common Shares acquired upon such conversion.


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            (b) The Conversion Rate shall be subject to adjustment: (i) if Maker at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding Common Shares into a greater number of shares, in which case the Conversion Rate in effect immediately prior to the subdivision will be proportionately reduced; (ii) if Maker at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding Common Shares into a smaller number of shares, in which case the Conversion Rate in effect immediately prior to that combination will be proportionately increased; or (iii) upon the issuance by Maker of Common Shares, or of rights, options, warrants, or other securities convertible into Common Shares, at a price per share that is less than the Conversion Rate, in which case, the Conversion Rate shall be adjusted so that it is equal to such per share price.

            (c) Notwithstanding any other provisions of this Section 4 to the contrary, the conversion rights of Payee shall be subject to compliance with all applicable federal and state securities laws, and Payee agrees to execute all required agreements and documents required by Maker to establish compliance with such laws.

            (d) Maker shall at all times reserve and keep available and free of preemptive rights out of its authorized but unissued Common Shares, solely for the purpose of issuance upon conversion of this Note, that number of Common Shares as shall from time to time be sufficient to effect the conversion of this Note, and if at any time the number of authorized but unissued Common Shares shall not be sufficient to effect the conversion of this Note, Maker shall take the corporate action necessary to increase the number of its authorized Common Shares to a number sufficient for this purpose.

            (e) Notwithstanding anything in this Note to the contrary, the rights granted to Payee by this Section 4 (the "Conversion Rights") shall not become effective unless and until the registered owners of 100% of the Class B Convertible Preferred Stock of the Maker (the "Preferred Holders") have delivered written notice to Maker of the waiver of the Preferred Holders of the rights granted to the Preferred Holders pursuant to Section 4 of the PharmaKinetics Laboratories, Inc. Articles Supplementary dated April 17, 2000 in connection with the Conversion Rights.

      5. Acceleration Upon Default. Failure to pay this Note or any installment hereunder as it becomes due may, at the election of the holder hereof, without notice, demand, presentment, notice of intent to accelerate, notice of acceleration, or any other notice of any kind which are hereby waived, mature the principal of this Note and all accrued but unpaid interest thereon, if any, and, if the holder hereof makes such election, the same shall at once become due and payable and subject to those remedies of the holder hereof. No failure or delay on the part of the holder hereof in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

      6. Waiver. Maker hereby waives grace, demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices of any kind hereunder.


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      7. Notices. All notices, claims, demands and other communications hereunder shall be in writing and shall be deemed given upon (a) confirmation of receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight courier, (c) when delivered by hand or (d) the expiration of five business days after the day when mailed by registered or certified mail (postage prepaid, return receipt requested), addressed to the respective parties at the following addresses (or such other address for a party as shall be specified by like notice):

            (a)   If to Payee:

                  Leslie B. Daniels
                  1040 Fifth Avenue
                  New York, New York 10028
                  Facsimile:  (212) 319-0232

            (b)   If to Maker:

                  PharmaKinetics Laboratories, Inc.
                  302 West Fayette Street
                  Baltimore, Maryland 21201
                  Attn:  James M. Wilkinson, II, Ph.D.
                  Facsimile:  (410) 385-1957

      8. Costs and Attorney's Fees. Maker agrees to pay, in addition to all other amounts owing hereunder, all actual expenses of collection of this Note, all court costs and reasonable attorney's fees incurred by the holder hereof on account of such collection.

      9. Headings; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

      10. Successors and Assigns. All of the covenants, stipulations, promises, and agreements in this Note by or on behalf of Maker shall bind its successors and assigns, whether so expressed or not.

      11. Governing Law. This Note shall be governed by the laws of the State of Maryland, and the laws of such state (other than conflicts of laws principles) shall govern the construction, validity, enforcement, and interpretation hereof, except to the extent federal laws otherwise govern the validity, construction, enforcement, and interpretation hereof.

      12. Maximum Interest Rate. Regardless of any provision contained herein, or in any other document executed in connection herewith, the holder hereof shall never be entitled to receive, collect, or apply, as interest hereon, any amount in excess of the maximum rate of interest permitted to be charged from time to time by applicable law, and in the event the holder hereof ever receives, collects, or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial prepayment of the principal hereof and treated hereunder as such; and, if the principal hereof is paid in full, any remaining excess shall forthwith be paid to Maker. In determining whether or not the interest paid or payable, under


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any specified contingency, exceeds the highest lawful rate, Maker and the holder hereof shall, to the maximum extent permitted under applicable law, (a) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) spread the total amount of interest throughout the entire contemplated term hereof; provided that if the indebtedness evidenced hereby is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the maximum lawful rate, the holder hereof shall refund to Maker the amount of such excess or credit the amount of such excess against the principal hereof, and in such event, the holder hereof shall not be subject to any penalties provided by any laws for contracting for, charging, or receiving interest in excess of the maximum lawful rate.

      IN WITNESS WHEREOF, Maker has executed this Note as of the day and year first above written.

                                    PHARMAKINETICS LABORATORIES,


                                    By: /s/ James M. Wilkinson II
                                        -------------------------------
                                        James M. Wilkinson, II, Ph.D.
                                        President and CEO


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